UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)
(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On January 30, 2018, Wingstop, Inc. (the “Company”) entered into a new senior secured credit facility (the "Credit Facility") by and among the Company, as borrower and guarantor, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and Wells Fargo Securities, LLC, Citizens Bank, National Association and Fifth Third Bank as joint lead arrangers and joint book runners. The Credit Facility replaces the Company’s senior secured credit agreement dated June 30, 2016 (the “Old Credit Facility”). The Credit Facility provides the Company with a $250 million senior secured credit facility, consisting of a term loan facility in the aggregate amount of $100 million and a revolving credit facility up to an aggregate amount of $150 million. The Credit Facility has a five year term and matures on January 30, 2023.
The Company plans to utilize approximately $230 million of proceeds from the Credit Facility to refinance $133.8 million of indebtedness under the Company's June 2016 debt facility and to finance a special cash dividend to shareholders.
The Credit Facility bears interest, at the Company’s option, at either the prime rate plus an applicable margin ranging from 0.75% to 1.75% or at an adjusted London Interbank Offered Rate (“LIBOR”) plus an applicable margin ranging from 1.75% to 2.75%, in each case based on the Company’s lease adjusted leverage ratio.
The Credit Facility is secured by a first-priority security interest in substantially all of the Company’s assets. Obligations under the Credit Facility are guaranteed by the Company and its subsidiaries.
The Credit Facility contains customary provisions for financings of this type, including, without limitation, representations and warranties, affirmative and negative covenants and events of default. The Company is also required to maintain a specified lease adjusted leverage ratio and a specified fixed charge coverage ratio.
The foregoing description of the Credit Facility is a general description and is qualified in its entirety by reference to the Credit Facility attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 above concerning the Old Credit Facility is incorporated herein by reference.
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above concerning the Credit Facility is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2018, the Board of Directors of the Company (the “Board”) declared a special cash dividend of $3.17 per share, payable on February 14, 2018 to its holders of common stock of record as of February 9, 2018 (the “Dividend”). In order to maintain the relative economic value of the stock options held by the Company’s officers and employees following the payment of the dividend, the Compensation Committee of the Board also approved (i) a cash payment (the “Cash Payment”) to the holders of outstanding stock options granted pursuant to the Wing Stop Holding Corporation 2010 Stock Option Plan (the “2010 Plan”) in an amount equal to the number of outstanding options held multiplied by the per share amount of the Dividend and (ii) a reduction in the exercise prices (the “Exercise Price Reduction”) of the outstanding stock options granted under the Wingstop Inc. 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”) in an amount equal to the per share value of the Dividend, in each case effective as of, and subject to and conditioned upon, the payment of the Dividend.

The following table sets forth the number of outstanding stock options under the 2010 Plan that are held by the Company’s named executive officers and which will be subject to the Cash Payment:

Name	Outstanding Stock Options	Cash Payment
Charles R. Morrison Chairman of the Board, President and Chief Executive Officer	199,825	$633,445
Michael Skipworth Chief Financial Officer	16,350	$51,830
The following table sets forth the number of outstanding stock options under the 2015 Plan that are held by the Company’s named executive officers and which will be subject to the Exercise Price Reduction:

Name	Outstanding Stock Options	Current Exercise Price	New Exercise Price
Larry Kruguer Chief Operating Officer	42,106	$16.10	$12.93
Item 8.01 Other Events
On January 30, 2018, the Board of Directors of the Company (the “Board”) declared a special cash dividend of $3.17 per share payable on February 14, 2018 to its holders of common stock of record as of February 9, 2018. The dividend, totaling an aggregate payment of approximately $92.8 million, will be funded through existing cash and proceeds from the Credit Facility. A portion of the special dividend that is equal to the Company’s current and accumulated earnings and profits through fiscal year end December 29, 2018 will be taxable to shareholders as a qualified dividend for U.S. federal income tax purposes. The Company expects approximately 65% - 75% of the special dividend will be in excess of the current and accumulated earnings and profits. The excess amount will be treated as a nondividend distribution for U.S. federal income tax purposes, which will reduce the tax basis of a shareholder’s common shares. If the nondividend distribution exceeds the shareholder’s basis in its common stock, the remainder of the nondividend distribution in excess of the shareholder’s basis will be treated as a capital gain.
The Company intends to provide a preliminary estimate of its accumulated earnings and profits through fiscal year end December 29, 2018 in the Investor Relations section of its website (www.wingstop.com). Since the earnings and profits amount will not be finalized until the Company completes its corporate income tax returns for the December 29, 2018, fiscal year, the Company expects to provide final information as soon as it is available, but no later than October 2019.
The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1 Credit Agreement dated January 30, 2018, by and among Wingstop, Inc., as borrower and guarantor, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and Wells Fargo Securities, LLC, Citizens Bank, National Association, and Fifth Third Bank as joint lead arrangers and joint book runners.
99.1 Press Release, dated January 30, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop, Inc.
(Registrant)

Date:	January 30, 2018	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)